As filed with the Securities and Exchange Commission on June 30, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	6022	88-0365922
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Sarver
President, Chief Executive Officer
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Stuart G. Stein, Esq. Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, DC 20004 Telephone: (202) 637-8575 Facsimile: (202) 637-5910	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, CA 90071 Telephone: (213) 687-5000 Facsimile: (213) 687-5600
      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ 333-124406
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐
CALCULATION OF REGISTRATION FEE(1)

	Proposed Maximum
Title of Each Class of Securities	Aggregate	Amount of
To Be Registered	Offering Price(1)	Registration Fee

Common Stock, $0.0001 par value per share	$7,400,000	$870.98

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	The $7,400,000 of Common Stock being registered in this Registration Statement is in addition to the $85,000,000 of Common Stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-124406).

EXPLANATORY NOTE
      This Registration Statement is being filed pursuant to Section 462(b) under the Securities Act of 1933, as amended. The information and documents included in and incorporated by reference in the Registration Statement on Form S-1 (File No. 333-124406) filed by Western Alliance Bancorporation with the Securities and Exchange Commission (the “Commission”) on April 28, 2005, as amended, which was declared effective by the Commission on June 29, 2005, are incorporated herein by reference.

SIGNATURES AND POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 30, 2005.

WESTERN ALLIANCE BANCORPORATION

By: /s/ Robert Sarver

Robert Sarver
Chairman of the Board; President and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert Sarver Robert Sarver	Chairman of the Board; President and Chief Executive Officer (Principal Executive Officer)	June 30, 2005

/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2005

/s/ Terry A. Shirey Terry A. Shirey	Vice President and Controller (Principal Accounting Officer)	June 30, 2005

* Paul Baker	Director	June 30, 2005

* Bruce Beach	Director	June 30, 2005

* William S. Boyd	Director	June 30, 2005

* Steve Hilton	Director	June 30, 2005

* Marianne Boyd Johnson	Director	June 30, 2005

* Cary Mack	Director	June 30, 2005

* Arthur Marshall	Director	June 30, 2005

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Name	Title	Date

* Todd Marshall	Director	June 30, 2005

* M. Nafees Nagy, M.D.	Director	June 30, 2005

* James Nave, D.V.M	Director	June 30, 2005

* Edward Nigro	Director	June 30, 2005

* Donald Snyder	Director	June 30, 2005

* Larry Woodrum	Director	June 30, 2005

/s/ Dale Gibbons Dale Gibbons Attorney-In-Fact

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EXHIBIT INDEX

5.1	Opinion of Hogan & Hartson L.L.P.
23.1	Consent of McGladrey & Pullen, LLP.
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).
24.1	Power of Attorney (included on signature page to the Registration Statement, File No. 333-124406, filed April 28, 2005 and incorporated by reference herein).

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